PRELIMINARY - SUBJECT TO COMPLETION

**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

**Vote by Internet – QUICK ★★★ EASY**
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# BYTE ACQUISITION CORP.

**Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [ • ], 2023.**

**INTERNET – www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**Vote at the Meeting –**
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
**https://www.cstproxy.com/[ • ]/2023**

**MAIL** – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.**

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

# BYTE ACQUISITION CORP.

## EXTRAORDINARY GENERAL MEETING OF STOCKHOLDERS TO BE HELD ON [ • ], 2023

## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints [ • ] and [ • ], and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of BYTE Acquisition Corp. held of record by the undersigned at the close of business on [ • ], 2023 at the Extraordinary General Meeting of Stockholders of BYTE Acquisition Corp. to be held virtually at: **https://www.cstproxy.com/[ • ]/2023** on [ • ], 2023, at [ • ]:00 a.m. or at any adjournment or postponement thereof.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 7, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.**

**PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY**.

**(Continued, and to be marked, dated and signed, on the other side)**

# Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Stockholders

## The Proxy Statement and the Annual Report to Stockholders are available at: https://www.cstproxy.com/ [ • ] /2023

## PROXY CARD

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.**

Please mark your votes like this **X**

**(1) Proposal No. 1 — The Business Combination Proposal —** To consider and vote upon a proposal to approve by way of ordinary resolution and adopt the Merger Agreement, dated as of June 27, 2023 (as amended on September 22, 2023, and as may be further amended and/or restated from time to time, the "Merger Agreement"), by and among BYTE Acquisition Corp. ("BYTS"), BYTE Merger Sub, Inc., a Washington corporation and a direct, wholly-owned subsidiary of BYTS ("Merger Sub"), and Airship AI Holdings, Inc., a Washington company ("Airship AI"), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the "Proposed Transaction" or "Business Combination"). Pursuant to the Merger Agreement, and in accordance with the Washington Business Corporation Act, as amended, Merger Sub will merge with and into Airship AI (the "Merger"), with Airship AI continuing as the surviving entity of the Merger and becoming a wholly-owned subsidiary of Airship Pubco (as defined below), as described in more detail in the attached proxy statement/prospectus. We refer to this proposal as the "Business Combination Proposal."

FOR ☐ AGAINST ☐ ABSTAIN ☐

**(2) Proposal No. 2 — The Domestication Proposal —** The holder of the sole BYTS Class B Ordinary Share issued and outstanding, voting as a separate class, to consider and vote upon a proposal to approve by way of special resolution, to de-register BYTS from the Register of Companies in the Cayman Islands (the "Cayman Registrar") by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with the Cayman Constitutional Documents, Section 388 of the Delaware General Corporation Law, as amended (the "DGCL"), and Part XII of the Cayman Islands Companies Act (As Revised) (the "Companies Act") (the "Domestication"). The Domestication will be effected at least one business day prior to the effective time of the Merger in accordance with Section 388 of the DGCL and Part XII of the Companies Act, including the filing with the Secretary of State of the State of Delaware a certificate of domestication with respect to the Domestication, together with the proposed new certificate of incorporation of Airship Pubco (as defined below) (the "Proposed Charter"). Upon the effectiveness of the Domestication, BYTS will become a Delaware corporation and will change its corporate name to "Airship AI Holdings, Inc." (BYTS following the Domestication and the Business Combination, "Airship Pubco") and all outstanding securities of BYTS will convert into securities of Airship Pubco, as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the "Domestication Proposal."

FOR ☐ AGAINST ☐ ABSTAIN ☐

**(3) Proposal No. 3 — The Stock Issuance Proposal —** To consider and vote upon a proposal to approve by way of ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance of shares of Airship Pubco Common Stock and securities convertible into shares of Airship Pubco Common Stock to (i) the Airship AI equityholders pursuant to the Merger Agreement, and (ii) to any other persons pursuant to subscription, purchase, or similar agreements BYTS may enter into prior to Closing. We refer to this proposal as the "Stock Issuance Proposal".

FOR ☐ AGAINST ☐ ABSTAIN ☐

**(4) Proposal No. 4 — Organizational Documents Proposal —** To consider and vote upon a proposal to approve by way of special resolution the Proposed Charter and the proposed new bylaws ("Proposed Bylaws" and, together with the Proposed Charter, the "Proposed Organizational Documents") of Airship Pubco (a corporation incorporated in the State of Delaware), (the "Organizational Documents Proposal"). The forms of each of the Proposed Charter and the Proposed Bylaws are attached to the accompanying proxy statement/prospectus as *Annex B-1* and *Annex B-2*, respectively.

FOR ☐ AGAINST ☐ ABSTAIN ☐

**(5) Proposal No. 5 — The Advisory Organizational Documents Proposals —** To consider and vote upon the following six (6) separate proposals (collectively, the "Advisory Organizational Documents Proposals") to approve on an advisory non-binding basis by way of ordinary resolution the following material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents:

**(A) *Advisory Organizational Documents Proposal 5A (Authorized Shares)* —** authorize the change in the authorized capital stock of BYTS from (a) 200,000,000 BYTS Class A Ordinary Shares, 20,000,000 BYTS Class B Ordinary Shares and 1,000,000 preference shares, par value $0.0001 per share, of BYTS to (b) 200,000,000 shares of Airship Pubco Common Stock and 5,000,000 shares of preferred stock ("Advisory Organizational Documents Proposal 5A").

FOR ☐ AGAINST ☐ ABSTAIN ☐

**(B) *Advisory Organizational Documents Proposal 5B (Exclusive Forum Provision)* —** to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended (the "Securities Act") ("Advisory Organizational Documents Proposal 5B").

FOR ☐ AGAINST ☐ ABSTAIN ☐

**(C) *Advisory Organizational Documents Proposal 5C (Required Vote to Amend Charter)* —** to approve provisions providing that the affirmative vote of at least 66 and 2/3% of the voting power of all the then outstanding shares of capital stock of Airship Pubco entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article V(B), Article VII, Article VIII, Article IX, Article X, Article XI, Article XII, Article XIII and Article XIV of the Proposed Charter ("Advisory Organizational Documents Proposal 5C").

FOR ☐ AGAINST ☐ ABSTAIN ☐

**(D) *Advisory Organizational Documents Proposal 5D (Removal of Directors)* —** to approve provisions permitting the removal of a director, with or without cause, by the affirmative vote of at least 66 and 2/3% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class ("Advisory Organizational Documents Proposal 5D").

FOR ☐ AGAINST ☐ ABSTAIN ☐

**(E) *Advisory Organizational Documents Proposal 5E (Stockholder Action by Written Consent)* —** to approve provisions that require or permit stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting ("Advisory Organizational Documents Proposal 5E").

FOR ☐ AGAINST ☐ ABSTAIN ☐

**(F) *Advisory Organizational Documents Proposal 5F (Additional Changes)* —** to approve and adopt an amendment to the Cayman Constitutional Documents to authorize certain additional changes, including, among other things, (a) making Airship Pubco's corporate existence perpetual, and (b) removing certain provisions related to BYTS's status as a blank check company that will no longer be applicable upon Closing, all of which the BYTS Board believes is necessary to adequately address the needs of Airship Pubco after the Business Combination ("Advisory Organizational Documents Proposal 5F").

FOR ☐ AGAINST ☐ ABSTAIN ☐

**(6) Proposal No. 6 — The Airship Pubco Equity Incentive Plan Proposal —** To consider and vote upon a proposal to approve by ordinary resolution the Airship Pubco Equity Incentive Plan (the "Airship Pubco Equity Incentive Plan Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

**(7) Proposal No. 7 — The Adjournment Proposal —** To consider and vote upon a proposal to approve by way of ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the "Adjournment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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**Signature**____________________________ **Signature, if held jointly**________________________________ **Date**_____________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.